Exhibit (a)(5)(H)

Staples Tender Offer – Q&A for Essendant Associates

1.	How many shares need to tender in order for this transaction to go through?

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Completion of the tender offer is conditioned upon several items, including Staples acquiring over 50% of Essendant’s outstanding common stock, including the approximately 11% of shares that Staples already owns, as well as regulatory approval.

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Once regulatory approval has been obtained and Staples acquires more than 50% of the outstanding Essendant shares, including the approximately 11% of shares that Staples already owns, the merger will be completed and Essendant common stock not purchased by Staples in the tender offer will be converted into the right to receive the same $12.80 per share in cash.

2.	How do shareholders tender their shares?

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All Essendant shareholders will be receiving documents, which were filed with the U.S. Securities and Exchange Commission, that contain important information on the transaction and how shareholders can tender their shares. We encourage you to read these materials before tendering your shares.

3.	What happens if less than 50% of shares are tendered to Staples? Would Staples still own the shares that were tendered even if the transaction does not close?

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If Staples does not acquire more than 50% of Essendant’s outstanding common stock in the tender offer, including the approximately 11% of shares that Staples already owns, or if the transaction does not secure regulatory approval, the transaction will not close and all shareholders will retain their shares.

4.	What happens if I don’t tender my shares to Staples, and the transaction goes through?

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Once regulatory approval has been obtained and Staples acquires more than 50% of the outstanding Essendant shares, including the approximately 11% of shares that Staples already owns, the merger will be completed and Essendant common stock not purchased by Staples in the tender offer will be converted into the right to receive the same $12.80 per share in cash.

5.	What happens if I tender my shares, but the transaction does not go through? Do I still get $12.80?

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No. If the transaction does not secure regulatory approval, or if Staples does not acquire more than 50% of Essendant’s outstanding common stock, including the approximately 11% of shares that Staples already owns, the transaction will not close and all shareholders will retain their shares.

6.	Does the tender offer have to stay open until an FTC decision has been reached? Can I wait to decide on whether to tender my shares until the FTC announces if they’ve approved the transaction?

•	The tender offer cannot close until certain conditions are met. Regulatory approval from the FTC under the Hart-Scott-Rodino (HSR) act is one such condition.

7.	When can I tender my shares?

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Essendant shareholders can elect to tender their shares now, or any time between today and one minute after 11:59 p.m., New York City time, on October 22, 2018, unless the offer is extended. However, it’s important to note that shareholders will not be paid until the tender offer closes.

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Once regulatory approval has been obtained and Staples acquires more than 50% of the outstanding Essendant shares, including the approximately 11% of shares that Staples already owns, the merger will be completed.

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Will Essendant have a record of which employee shareholders tender their shares, and which do not? Can my decision on whether to tender my shares impact my compensation, benefits or employment depending on whether or not the transaction closes?

•	Whether or not to tender shares is each shareholders’ individual decision and will not have any bearing on future compensation, benefits or employment decisions.

9.	What should I tell my customers/suppliers/vendors if they ask me about the announcement?

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Emphasize that we remain focused on meeting their needs/partnering with them and that until the transaction closes Essendant and Staples will continue to conduct business independently. We will share updates on the transaction as they become available.

•	If you’re asked a question that you do not know the answer to, please do not speculate. Remember you can always refer questions to your SLT leader.

10.	What should I do if I’m contacted by the media or another third party?

•	In keeping with our company policy, please refrain from making comments to the media or any other third party.

•	You can forward any inquiries you may receive to the Investor Relations mailbox.

Cautionary Statement

This letter contains forward-looking statements, including statements regarding the proposed acquisition of Essendant Inc. (“Essendant”) by Staples, Inc. (“Staples”). From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant and the expected timing of the proposed transaction with Staples and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many Essendant stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction with Staples on a timely basis or at all, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act); the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the merger agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction with Staples on the market price of Essendant’s common stock and/or on its business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; the ability of Essendant to retain and hire key personnel; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction with Staples or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Essendant’s statements and reports on Forms 10-K, 10-Q and 8-K and Schedule 14D-9 filed with or furnished to the SEC and other written statements made by Essendant from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant undertakes no obligation to revise or update it.

Additional Information

This letter does not constitute an offer to buy or a solicitation of an offer to sell any securities. On September 24, 2018, Staples, Egg Parent Inc. and Egg Merger Sub Inc. filed with the SEC a Tender Offer Statement on Schedule TO with respect to the tender offer, and Essendant filed with the SEC a

Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by Essendant with the SEC may also be obtained free of charge at Essendant’s website at www.essendant.com or by contacting Essendant’s Investor Relations Department at (847) 627-2900.